                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            HOUGHTON MIFFLIN COMPANY
                                       AT
                              $60.00 NET PER SHARE
                                       BY
                              SORAYA MERGER INC.,
                          A WHOLLY OWNED SUBSIDIARY OF
                               VIVENDI UNIVERSAL

                                                                    June 8, 2001

To Our Clients:

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 6, 2001, UNLESS THE OFFER IS EXTENDED.

    Enclosed for your consideration is an Offer to Purchase dated June 8, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Soraya Merger Inc., a Massachusetts corporation ("Purchaser") and a wholly owned subsidiary of Vivendi Universal, a societe anonyme organized under the laws of France ("Parent"), to purchase all outstanding shares of common stock, par value $1.00 per share, including rights to purchase the Series A Junior Participating Preferred Stock issued pursuant to the Rights Agreement, as amended, dated as of July 30, 1997 by and between Company (as defined below) and BankBoston, N.A., as Rights Agent (together, the "Shares"), of Houghton Mifflin Company, a Massachusetts corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

    We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The offer price is $60.00 per Share net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

        2.  The Offer is being made for all outstanding Shares.

        3. The Board of Directors of the Company has unanimously approved and adopted the Merger Agreement (as defined below) and the transactions contemplated thereby and determined that the Offer and the Merger (as defined below) are advisable and fair to and in the best interests of the Company and its stockholders. Accordingly, the Board of Directors of the Company unanimously recommends that the stockholders tender their Shares in the Offer.

        4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of June 1, 2001 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company with the Company surviving the merger as a wholly owned indirect subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or the Company or any subsidiary of Parent or the Company or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Massachusetts Law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase. The Merger Agreement provides that the Purchaser may assign any or all of its rights and obligations (including the right to purchase Shares in the Offer) to Parent or any wholly owned subsidiary of Parent, but no such assignment shall relieve the Purchaser of its obligations under the Merger Agreement.

        5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 6, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

        6. The Offer is conditioned upon, among other things, (a) there being validly tendered and not validly withdrawn prior to the Expiration Date that number of Shares that would represent at least two-thirds of the Fully Diluted Shares (as defined in Section 14 of the Offer to Purchase) on the date of purchase, (b) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer or to the Merger having expired or been terminated and (c) the receipt of other requisite material regulatory and antitrust clearances.

        7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        8. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

    If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by The Bank of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Lazard Freres & Co. LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                          OF HOUGHTON MIFFLIN COMPANY

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Soraya Merger Inc., dated June 8, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $1.00 per share (the "Shares"), of Houghton Mifflin Company, a Massachusetts corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

--------------------------------------------------------------------------------

  Number of Shares to be Tendered(1):

    ____________________ Shares
                                   SIGN HERE

  ____________________________________________________________________________
                                  SIGNATURE(S)

   __________________________________________________________________________
                          PLEASE TYPE OR PRINT NAME(S)

   __________________________________________________________________________
                        PLEASE TYPE OR PRINT ADDRESS(ES)

   __________________________________________________________________________
                         AREA CODE AND TELEPHONE NUMBER

   __________________________________________________________________________
                 TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.

                            DATED: ___________, 2001

   __________________________________________________________________________
  (1) Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

--------------------------------------------------------------------------------